Exhibit 99.1

Steel Connect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Statements
(dollars in thousands)

On February 25, 2022, Steel Connect, Inc. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with (a) IWCO Direct Holdings Inc. (“IWCO”), a wholly owned subsidiary of the Company, and IWCO’s direct and indirect subsidiaries, (b) Cerberus Business Finance, LLC, in its capacities as collateral agent and administrative agent under a financing agreement (in such capacities, the “Agent”), dated as of December 15, 2017, between IWCO, IWCO’s direct and indirect subsidiaries, the Agent and the lenders party thereto (the “Lenders”) (the “Financing Agreement”), (c) the Lenders, (d) the Lenders or their respective designees listed on the signature pages to the Transaction Agreement under the caption “Participating Lender Purchasers” (the “Participating Lender Purchasers”), (e) SPH Group Holdings LLC (the “Sponsor”) and (f) Instant Web Holdings, LLC (the “Buyer”) , an entity owned by the Participating Lender Purchasers. On the Effective Date (as defined in the Transaction Agreement) and pursuant to the terms of the Transaction Agreement, the Company transferred all of its interests in IWCO to the Buyer as part of a negotiated restructuring of the capital structure and certain financial obligations of IWCO under the Financing Agreement as contemplated by the Transaction Agreement. The Company received no cash consideration for the disposition (the entire transaction being referred to as the “Disposal”). In addition, as of the Effective Date and subject to the terms and conditions of the Transaction Agreement, the parties entered into certain mutual releases as fully set forth in the Transaction Agreement. In addition, as part of the overall transaction, the Buyer issued a note in the principal amount of $6,945 payable to the Company as consideration for intercompany obligations owed by IWCO to the Company (the “Subordinated Note”). The Subordinated Note is subordinated to the obligations under the Financing Agreement (including any amendments or other modifications thereto) and matures on the date that is the earlier of (a) the later of (i) August 25, 2027 and (ii) the date that is six months after the maturity of the Financing Agreement, and (b) the date that is six months after repayment in full of the obligations under the Financing Agreement. The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to the Company's Form 8-K dated February 25, 2022.

The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and gives effect to the IWCO disposition and related transactions including: (1) termination of the intercompany Management Services Agreement, dated as of October 1, 2018 and (2) termination of the US Federal Income Tax Sharing Agreement, dated as of December 15, 2017. After the date of the Disposal, the historical financial results of IWCO will be reflected in the Company’s financial statements as discontinued operations in conformity with accounting principles generally accepted in the United States of America for all periods presented through the Disposal date.

The unaudited pro forma condensed consolidated balance sheet as of October 31, 2021 reflects the Company’s financial position as if the Disposal had occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the three months ended October 31, 2021 and fiscal year ended July 31, 2021 reflect the Company’s results as if the Disposal had occurred as of August 1, 2020.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical unaudited financial statements and accompanying notes included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on December 13, 2021, and the Company’s historical audited financial statements and accompanying notes included in its annual report on Form 10-K filed with the SEC on October 29, 2021.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of the SEC’s Regulation S-X. The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable. The pro forma adjustments may differ from those that will be calculated to report IWCO as discontinued operations in the Company’s future filings. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations or balance sheet would have been had the Transaction Agreement been entered into on the dates indicated. The unaudited pro forma financial information also should not be considered representative of the Company’s future results of operations or financial position.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma condensed combined financial statements:

Historical

These columns represent the Company’s historical condensed consolidated assets, liabilities and operations of the Company (including the assets, liabilities and operations of IWCO), as of and for the periods presented and does not reflect any adjustments related to the Disposal and related transactions.

Disposal of IWCO

These columns represent the elimination of the historical assets, liabilities and results of operations of IWCO from the Company’s historical consolidated financial statements.

Other Pro Forma Adjustments
These columns represent any pro forma items, such as intercompany or related-party balances, that needed to be adjusted from the Company’s historical financial statements. See the notes to the unaudited pro forma condensed consolidated financial statements for a more detailed discussion of these adjustments.

– Financial Tables Follow –

Steel Connect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of October 31, 2021
(in thousands, except share amounts)

	Historical	Disposal of IWCO		Other Pro Forma Adjustments		Pro Forma
Assets:
Cash and cash equivalents	$81,330	$(26,390)		$—		$54,940
Accounts receivable, trade, net	74,841	(37,663)		—		37,178
Inventories, net	18,166	(8,540)		—		9,626
Funds held for clients	6,531	—		—		6,531
Prepaid expenses and other current assets	18,491	(14,341)		—		4,150
Total current assets	199,359	(86,934)		—		112,425
Property and equipment, net	54,710	(50,381)		—		4,329
Goodwill	231,470	(231,470)		—		—
Other intangible assets, net	110,823	(110,823)		—		—
Operating lease right-of-use assets	49,941	(34,270)		—		15,671
Other assets	6,851	(1,118)		—	A	5,733
Total assets	$653,154	$(514,996)		$—		$138,158

Liabilities:
Accounts payable	$51,920	$(23,774)		$—		$28,146
Accrued expenses	109,382	(77,688)		—		31,694
Funds held for clients	6,531	—		—		6,531
Current portion of long-term debt	5,611	(5,611)		—		—
Current lease obligations	13,259	(4,739)		—		8,520
Other current liabilities	29,366	(15,747)		—		13,619
Total current liabilities	216,069	(127,559)		—		88,510
Convertible note payable	9,729	—		—		9,729
Long-term debt, excluding current portion	356,783	(356,783)		—		—
Long-term lease obligations	38,338	(31,260)		—		7,078
Other long-term liabilities	10,486	(16,275)		11,614	B	5,825
Total liabilities	631,405	(531,877)		11,614		111,142

Contingently redeemable preferred stock	35,180	—		—		35,180

Stockholders' (deficit) equity:
Preferred stock, $0.01 par value per share. 4,965,000 shares authorized at October 31, 2021; zero shares issued and outstanding at October 31, 2021	—	—		—		—
Common stock, $0.01 par value per share. Authorized 1,400,000,000 shares; 60,437,654 issued and outstanding shares at October 31, 2021; 63,099,496 issued and outstanding shares at July 31, 2021	605	—		—		605
Additional paid-in capital	7,478,855	(76,044)		—		7,402,811
Accumulated deficit	(7,500,251)	92,925		(11,614)	B	(7,418,940)
Accumulated other comprehensive income	7,360	—		—		7,360
Total stockholders' (deficit) equity	(13,431)	16,881	E	(11,614)		(8,164)

Total liabilities, contingently redeemable preferred stock and stockholders' (deficit) equity	$653,154	$(514,996)		$—		$138,158

Steel Connect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Three Months Ended October 31, 2021
(in thousands, except per share amounts)

	Historical	Disposal of IWCO	Other Pro Forma Adjustments		Pro Forma
Net revenue:
Direct Marketing	$81,059	$(81,059)	$—		$—
Supply Chain	44,354	—	—		44,354
Total net revenue	125,413	(81,059)	—		44,354
Cost of revenue	110,133	(75,185)	—		34,948
Gross profit	15,280	(5,874)	—		9,406
Operating expenses:
Selling, general and administrative	22,005	(16,368)	3,198	C,D	8,835
Amortization of intangible assets	4,182	(4,182)	—		—
Total operating expenses	26,187	(20,550)	3,198		8,835
Operating (loss) income	(10,907)	14,676	(3,198)		571
Total other expense	(8,272)	7,033	—		(1,239)
Loss before income taxes	(19,179)	21,709	(3,198)		(668)
Income tax expense	315	—	—	E	315
Net loss	(19,494)	21,709	(3,198)		(983)
Less: Preferred dividends on redeemable preferred stock	(537)	—	—		(537)
Net loss attributable to common stockholders	$(20,031)	$21,709	$(3,198)		$(1,520)

Basic and diluted net loss per share attributable to common stockholders	$(0.33)				$(0.03)
Weighted average common shares used in basic and diluted loss per share	60,307				60,307

Steel Connect, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Twelve Months Ended July 31, 2021
(in thousands, except per share amounts)

	Historical	Disposal of IWCO	Other Pro Forma Adjustments		Pro Forma
Net revenue:
Direct Marketing	$387,510	$(387,510)	$—		$—
Supply Chain	226,256	—	—		226,256
Total net revenue	613,766	(387,510)	—		226,256
Cost of revenue	484,153	(305,601)	—		178,552
Gross profit	129,613	(81,909)	—		47,704
Operating expenses:
Selling, general and administrative	96,528	(56,648)	9,393	C,D	49,273
Goodwill impairment charge	20,258	(20,258)	—		—
Amortization of intangible assets	25,658	(25,658)	—		—
Total operating expenses	142,444	(102,564)	9,393		49,273
Operating (loss) income	(12,831)	20,655	(9,393)		(1,569)
Total other expense	(29,949)	28,521	—		(1,428)
Loss before income taxes	(42,780)	49,176	(9,393)		(2,997)
Income tax expense	1,611	(483)	—	E	1,128
Net loss	(44,391)	49,659	(9,393)		(4,125)
Less: Preferred dividends on redeemable preferred stock	(2,129)	—	—		(2,129)
Net loss attributable to common stockholders	$(46,520)	$49,659	$(9,393)		$(6,254)

Basic and diluted net loss per share attributable to common stockholders	$(0.75)				$(0.10)
Weighted average common shares used in basic and diluted loss per share	62,142				62,142

Steel Connect, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
(in thousands)

The adjustments included in the unaudited pro forma condensed consolidated financial statements are described below:

A.At the time of the Disposal the intercompany amounts owed from IWCO to the Company were replaced by a Subordinated Note in the amount of $6,945. The Subordinated Note shall be due on the earlier of: (a) the later of (i) August 25, 2027 and (ii) the date that is six months after the stated maturity date under the Senior Financing Agreement from time to time, and (b) the date that is six months after the date of the Payment in full of the Senior Obligations. Due to the subordinated nature of the note and the assessment of collectability, the Company determined the fair value of the Subordinated Note was zero. As such no pro forma adjustment has been reflected for the Subordinated Note.

B.This balance reflects the impact to the Company's valuation allowance on its deferred tax assets as a result of the disposal. As of October 31, 2021, the Company had a net deferred tax liability of $11,600 associated with IWCO. The Company determined that a valuation allowance in the same amount of IWCO’s full deferred tax liability was required, with a corresponding increase to income tax expense. The adjustment, which related to the income tax expense associated with the valuation allowance, was excluded from the unaudited pro forma condensed consolidated statements of operations for the three months ended October 31, 2021 and the fiscal year ended July 31, 2021 as the disposition does not have a continuing impact on the Company’s operations.

C.Reflects termination of the intercompany Management Services Agreement, dated as of October 1, 2018 (“Management Agreement”). Pursuant to the Management Agreement, IWCO paid the Company a fixed monthly fee in the amount of approximately $417 in consideration for management services provided. During the fiscal quarter ended October 31, 2021 and year ended July 31, 2021, IWCO recognized expenses of $1,250 and $5,000, respectively, related to the Management Agreement.

D.Reflects termination of the U.S. Federal Income Tax Sharing Agreement, dated as of December 15, 2017 (“Tax Sharing Agreement”). IWCO was part of the consolidated tax returns that the Company files in the U.S. Federal jurisdiction and various state jurisdictions. Pursuant to the Tax Sharing Agreement IWCO recognized expense of $1,948 and $4,393 for the fiscal quarter ended October 31, 2021 and fiscal year ended July 31, 2021, respectively.

E.The income tax effects of pro forma adjustments are recorded at the applicable statutory tax rates, net of adjustments to the Company’s valuation allowance, resulting in an overall tax impact of zero on the unaudited pro forma condensed consolidated statements of operations.

F.This balance represents the net gain on the disposal of IWCO in accordance with SEC Regulation S-X Article 11. Adjustments related to the gain on the disposal of IWCO were excluded from the unaudited pro forma condensed consolidated statements of operations for the three months ended October 31, 2021 and the fiscal year ended July 31, 2021 as the disposition does not have a continuing impact on the Company’s operations. The reconciliation of the net gain is as follows:

Gross proceeds:	$—
Less:
Net liabilities of IWCO	16,881
Income tax on gain	—
Net gain on disposal	$16,881

The gross proceeds on disposal reflect the estimated fair value of zero of the Subordinated Note as described under Note A. The Company has assumed there would not be a taxable gain on disposal as if it occurred on October 31, 2021. The gain on disposal, based on the October 31, 2021 balance sheet, will likely be different from the actual gain on disposal that would be realized at the closing of the disposition because of the differences in the carrying values of assets and liabilities at the closing date.